SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2003

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name of Former Address, if Changed Since Last Report

Item 9.	Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On October 28, 2003, Murphy Oil Corporation issued a press release announcing its earnings for the third quarter and first nine months that ended on September 30, 2003. A copy of this press release is attached hereto as Exhibit 99. This press release includes certain non-GAAP financial measures, which are reconciled within the release to the most directly related comparable GAAP measure.

Exhibit Index

99	Press release dated October 28, 2003, as issued by Murphy Oil Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart

John W. Eckart Controller

Date: October 29, 2003